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                                                                   EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement (No. 333-51310) on Form S-8 of ImageWare Systems, Inc. of our report dated June 1, 2001, with respect to the consolidated balance sheets of G & A Imaging Ltd. (and subsidiaries) as of September 30, 2000 and 1999, and the related consolidated statements of operations and deficit and cash flows for each of the two years ended Septemer 30, 2000 and 1999, which report appears in the Form 8-K/A of ImageWare Systems, Inc. dated June 15, 2001.

/s/ KPMG LLP
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Ottawa, Canada
June 15, 2001